Exhibit 10.7

FIRST LOAN MODIFICATION AGREEMENT

THIS FIRST LOAN MODIFICATION AGREEMENT (this “Agreement”) is dated and executed as of May 12, 2020 and effective as of April 30, 2020 (the “Effective Date”) by and among CDOR JAX COURT, LLC, a Delaware limited liability company (“Jacksonville Owner”), CDOR ATL INDY, LLC, a Delaware limited liability company (“Atlanta Owner”),  CDOR SAN SPRING, LLC, a Delaware limited liability company (“San Antonio Owner” and, together with Jacksonville Owner and Atlanta Owner, individually or collectively, as the context may require, “Owner”); and TRS ATL INDY, LLC, a Delaware limited liability company (“Atlanta Operating Tenant”),  TRS JAX COURT, LLC, a Delaware limited liability company (“Jacksonville Operating Tenant”),  and  TRS SAN SPRING LLC, a Delaware limited liability company (“San Antonio Operating Tenant”, together with Atlanta Operating Tenant and Jacksonville Operating Tenant, individually or collectively as the context may require, “Operating Tenant” and, together with Owner, individually or collectively, as the context may require, “Borrower”); CONDOR HOSPITALITY TRUST INC., a Maryland corporation (“Guarantor” and,  together with Borrower, individually or collectively, as the context may require, “Borrower Party”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”), having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, Oakland, California 94612.

WITNESSETH:

WHEREAS, on October 4, 2017,  Lender made a loan (the “Loan”) to Borrower in the original principal amount of TWENTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($26,500,000.00) (the “Loan Amount”), pursuant to that certain Loan Agreement, dated as of October 4, 2017, by and between Borrower and Lender (as the foregoing may from time to time be amended or replaced, the “Loan Agreement”), and evidenced and secured by, without limitation, the following documents:

A.	That certain Promissory Note, dated as of October 4, 2017, in the Loan Amount made by Borrower in favor of Lender (as the foregoing may from time to time be amended or replaced, the “Note”);
B.

That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of even date with the Note, executed by San Antonio Owner and San Antonio Operating Tenant in favor of Lender (the “San Antonio Security Instrument”); that certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, and Fixture Filing, dated as of even date with the Note, executed by Atlanta Owner and Atlanta Operating Tenant in favor of Lender (the “Atlanta Security Instrument”); and that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of even date with the Note, executed by Jacksonville Owner and Jacksonville Operating Tenant in favor of Lender (the “Jacksonville Security Instrument”, together with the San Antonio Security Instrument and the Atlanta Security Instrument, individually or collectively as the context may require, and as the foregoing may from time to time be amended or replaced, the “Security Instrument”);

C.

That certain Guaranty of Recourse Obligations, dated as of even date with the Note, made by Guarantor in favor of Lender (as the foregoing may have been amended or replaced from time to time, the “Guaranty”);

D.

That certain Environmental Indemnity Agreement, dated as of even date with the Note, made by Borrower and Guarantor in favor of Lender (as the foregoing may have been from time to time amended or replaced, the “Environmental Indemnity”);  and

E.

That certain Cash Management Agreement, dated as of even date with the Note, made by Lender, Owner and Operating Tenant (as the foregoing may have been from time to time amended or replacement, the “Cash Management Agreement”).

The Note, the Security Instrument, the Loan Agreement, the Guaranty, the Environmental Indemnity, the Assignment of Management Agreement, and the Cash Management Agreement, together with any and all other documents from time to time executed by Borrower, Lender and/or Guarantor in connection with the Loan, including, without limitation, this Agreement, are collectively called the “Loan Documents.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

WHEREAS, Borrower has requested that Lender amend and supplement the Loan Documents as provided herein (the “Loan Modification”); and

WHEREAS, Lender hereby consents to the Loan Modification upon and subject to all covenants, terms and conditions herein provided, and on the basis of the facts and statements contained in the foregoing recitals.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender, Borrower and Guarantor agree as follows:

I.	Conditions Precedent to Loan Modification.
F.

As of the Effective Date, Borrower agrees to continue to make monthly payments as provided under the Note,  Loan Agreement and this Agreement on each Monthly Payment Date up to and including the applicable Maturity Date in the same manner set forth in the Loan Documents, except as modified herein.

G.	Lender’s consent to the Loan Modification is subject to the satisfaction of the following conditions, all of which shall be completed to the satisfaction of Lender:
1.	As of the Effective Date, an original copy of this Agreement, duly executed by Borrower and Guarantor, shall have been delivered to Lender;
2.

As of the Effective Date, Borrower shall have delivered to Lender a copy of the 90-day budget for the Property, which shall set forth in reasonable detail budgeted monthly operating income and monthly operating expenses and other cash expenses for the Property;

3.

As of the Effective Date and giving effect to the Loan Modification set forth herein, each of Borrower and Guarantor hereby certifies to Lender that (A) no Default or Event of Default has occurred and is continuing under the Loan Documents to which each is a party, as applicable, and (B) Borrower and Guarantor are in compliance with all of the terms applicable to Borrower and Guarantor under the Loan Documents, including, but not limited to, all financial covenants, financial reporting and special conditions of the Loan;

4.

As of the Effective Date, Borrower shall have paid to Lender (x) any monthly payments of principal and/or interest due and payable in accordance with this Agreement and the terms of the Note, (y) any other sums due and payable under the Loan Documents and (z) all other out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Lender in connection with the Loan Modification.

Lender hereby further acknowledges that by its execution of this Agreement, those certain conditions to the Loan Modification set forth in this Section 1 have been satisfied.

Loan Modification.

Subject to the satisfaction or waiver of all conditions set forth in Section 1 of this Agreement, the Loan Documents are hereby modified as follows:

H.	As of the Effective Date, the definition of Schedule V of the Loan Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.
I.	As of the Effective Date, the definition of “Cash Trap Event Period” in Section 1(a)(v) of the Cash Management Agreement shall be deleted in its entirety and replaced with the following:

“Cash Trap Event Period”  shall mean a period commencing upon the earlier of (i) the occurrence and continuance of an Event of Default (including, without limitation, the termination or loss of the franchise for an Individual Property) or (ii) the Debt Yield being less than 10% (tested quarterly), which such Cash Trap Event Period shall expire (y) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii) above), or (z) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the Debt Yield is equal to or greater than 10.5% (provided that no Event of Default shall have occurred and be continuing during and at the time of the expiration of such period).  Borrower shall have the right to cure a Cash Trap Event Period commenced in connection with clause (ii) above by prepaying the Loan in an amount which would cause the Debt Yield to be 10.5%;  provided however, notwithstanding the foregoing, the occurrence of the items in clause (ii) above shall not constitute a Cash Trap Event Period if occurring on any testing date between May 1, 2020 and January 31, 2021.  Any such prepayment shall be made in accordance with Section 2.7 of the Loan Agreement without payment of any Exit Fee.

J.	As of the Effective Date, the following shall be added to Section 1(a) of the Cash Management Agreement:

 “Replenishment Cap” shall have the meaning set forth in the Loan Agreement.

“Replenishment Payment” shall have the meaning set forth in Section 5(b)(ix) herein.

K.	As of the Effective Date, the following definitions shall be added to Section 1.1 of the Loan Agreement in their respective alpha-numeric position:

“First Modification” shall mean that First Loan Modification Agreement, dated and executed as of May 12, 2020 and effective as of April 30, 2020, and executed by and among Lender, Borrower and Guarantor.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement, the Guaranty, the Subordination Agreement, the Collateral Assignment of Interest Rate Protection Agreement (as applicable), the First Loan Modification, and all other documents executed and/or delivered in connection with the Loan.

“Suspension Period” shall mean the Monthly Payment Dates occurring in May 2020 through and including October 2020.

“Replenishment Payment”  shall have the meaning set forth in the Cash Management Agreement.

“Replenishment Cap” shall mean Nine Hundred Twenty-Two Thousand Five Hundred Dollars and No/100 ($922,500.00).

“Replenishment Date” shall mean the first Monthly Payment Date in which total sum of Replenishment Payments made is equal to or greater than the Replenishment Cap.

“Repurposed FF&E Funds” shall have the definition set forth in Section 8.8(c) of the Loan Agreement.

L.	As of the Effective Date, clause (ii) of Section 4.12(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

a. (ii)quarterly (and (a) for each calendar month commencing in April 2020 through and including November 2020, (b) if required by Lender after an Event of Default and/or (c) as otherwise required by Lender, monthly) operating statements of the Property, prepared and certified by a Responsible Officer of Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation and containing appropriate year-to-date information, within thirty (30) days after the end of each calendar month or thirty (30) days after the end of each calendar quarter, as applicable;

M.	As of the Effective Date, Section 8.8 of the Loan Agreement is deleted in its entirety and replaced with the following:

Section 8.8FF&E Reserve Funds.

(a) Borrower shall deposit with Lender (i) on each Monthly Payment Date occurring after the Closing Date through and including the Monthly Payment Date occurring in April 2020 an amount equal to the FF&E Reserve Monthly Deposit for the costs and expenses of replacement and maintenance of the Property, Improvements and Personal Property, including furniture, furnishings, fixtures and equipment for the hotel on the Property as set forth in a budget as approved by Lender, or such other costs and expenses as reasonably approved by Lender, relating to the replacement and maintenance of the Property, Improvements and Personal Property, including furniture, furnishings, fixtures and equipment that may be incurred following the date hereof to fully equip (collectively, the “FF&E Work”), (ii) on each Monthly Payment Date occurring during the Suspension Period, an amount equal to $0.00, (iii) on each Monthly Payment Date occurring in November, 2020 through and including the Monthly Payment Date occurring in December,

2020, an amount equal to the FF&E Reserve Monthly Deposit, (iv) on each Monthly Payment Date occurring in January 2021, an amount equal to the Replenishment Payment, up to and including the Replenishment Date and (v) on each Monthly Payment Date occurring after the Replenishment Date through the remainder of the term of the Loan, an amount equal to the FF&E Reserve Monthly Deposit. Amounts deposited pursuant to this Section 8.8 are referred to herein as the “FF&E Reserve Funds”. Based on the annual operating statements for the Property, the FF&E Reserve Monthly Deposit shall be one-twelfth of four percent (4.0%) of the operating income for the prior fiscal year.  All FF&E Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “FF&E Reserve Account”).

(b)Lender shall disburse to Borrower the FF&E Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the cost of the FF&E Work to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have reviewed and approved the invoice in respect of the furniture, fixtures or equipment to be acquired; (iv) Intentionally Omitted; (v) Lender shall have received a certificate from Borrower (A) stating that all FF&E Work to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all Applicable Law, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the FF&E Work, (B) identifying each Person that supplied materials or labor in connection with the FF&E Work to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender; (vi) at Lender’s option a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances); and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the FF&E Work to be funded by the requested disbursement have been completed (to the extent applicable) and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to disburse FF&E Work Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of FF&E Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c) Notwithstanding the foregoing or anything herein to the contrary, Lender shall, (i) on each Monthly Payment Dates occurring in May 2020 up to and including the Monthly Payment Date occurring in July 2020, release One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) from the FF&E Reserve to Borrower for the payment of the Monthly Operating Expense Amount and (ii) on each Monthly Payment Date occurring in August 2020 up to and including the Monthly Payment Date occurring in September 2020, release One Hundred Thousand and No/100 Dollars ($100,000.00) from the FF&E Reserve to Borrower for the payment of the Monthly Operating Expense Amount, provided that on the date such payment is to be made, no Event of Default shall exist and remain uncured (these disbursements being the “Repurposed FF&E Funds”).

N.	As of the Effective Date, the following is added as Section 8.9 of the Loan Agreement:

Section 8.9 Borrower Dividends and/or Distributions.    Commencing on the date of the First Modification through and including the Replenishment Date,  Borrower shall not pay to any party (including, without limitation, Guarantor, Operating Tenant, and any Affiliate of Borrower,  Guarantor, or Operating Tenant), any dividends, distributions, property or asset management fees (including, without limitation, any fees payable under a Management Agreement to the extent the Manager is an Affiliate of Borrower) and/or any other forms of equity or income recapture relating to the Property.  Notwithstanding the foregoing, this Section 8.9 shall not prohibit Operating Tenant from paying rent due to Owner under any Operating Leases.  The foregoing provisions of this Section 8.9 shall not require Borrower to deposit excess cash flow from the Property with Lender except to the extent required pursuant to the terms of the Loan Documents, and shall in no way limit or modify the provisions of the Loan Documents relating to cash management.

O.	As of the Effective Date, the following is added as Section 10.1(x) of the Loan Agreement:

(x) if Borrower shall fail to use the Repurposed FF&E Funds in accordance with Section 8.8(c) hereof, or otherwise misappropriates the Repurposed FF&E Reserve Funds.

P.	As of the Effective Date, Section 5(b) of the Cash Management Agreement is deleted in its entirety and replaced with the following:

(b) Disbursements. Upon the occurrence and during the continuance of a Cash Trap Event Period, Lender or Servicer, on behalf of Lender, shall, on each Monthly Payment Date and provided no Event of Default has occurred and is continuing withdraw all funds, if any, on deposit in the Cash Management Account (other than the Minimum Account Balance) and disburse such funds in the following order of priority:

(i) First, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Taxes shall be deposited in the Tax Subaccount;
(ii) Second, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Insurance Premiums shall be deposited in the Insurance Subaccount;
(iii) Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited in the Debt Service Subaccount;
(iv) Fourth, funds sufficient to pay the Debt Service due on such Monthly Payment Date shall be deposited in the Debt Service Subaccount;
(v) Fifth, funds sufficient to pay the FF&E Reserve Monthly Deposit shall be deposited in the FF&E Reserve Subaccount;
(vi) Sixth, funds sufficient to pay the PIP Reserve Monthly Deposit shall be deposited in the PIP Reserve Subaccount;

(vii) Seventh, funds sufficient to pay any other amounts then due and payable under the Loan Documents (without duplication of other amounts payable pursuant to this subsection (b)), if any, shall be deposited with or as directed by Lender;

(viii) Eighth, funds sufficient to pay the Monthly Operating Expense Amount shall be disbursed to Borrower;

(ix) Ninth, beginning on the Monthly Payment Date occurring in January 2021 and continuing until the Replenishment Date,  fifty percent (50%) of all amounts remaining in the Cash Management Account after deposits for items (i) through (viii) above shall be deposited in the FF& Reserve Subaccount and credited towards the Replenishment Cap (the “Replenishment Payment”); and

(x) Tenth, all amounts remaining in the Cash Management Account after deposits for items (i) through (ix) above (“Excess Cash Flow”), shall be deposited into the Excess Cash Flow Subaccount.
Q.	As of the Effective Date, the following is added as Section 4.15(e) of the Loan Agreement:

Notwithstanding the foregoing, if Manager is an Affiliate of Borrower, Borrower shall cause Manager to defer its right to collect any fees under any Management Agreement or otherwise from the Property until the Replenishment Date and, thereafter, such deferred fees shall only be payable from excess cash flow from the Property (if any) after the payment of all operating expenses of the Property and all amounts required to be paid by Borrower pursuant to the Loan Documents.

II.	Consent to Management Change
A.

Pursuant to Section 4.15(a) of the Loan Agreement, Lender hereby consents to the management of the Property by Aimbridge Hospitality, LLC, a Delaware limited liability company (“Manager”), and that certain Hotel Management Agreement between San Antonio Operating Tenant, dated as of August 1, 2019 (“San Antonio Management Agreement”); and that certain Hotel Management Agreement between Atlanta Operating Tenant and Manager, dated as of August 1, 2019 (“Atlanta Management Agreement”); that certain Hotel Management Agreement between Jacksonville Operating Tenant and Manager, dated as of August 1, 2019 (“Jacksonville Management Agreement”); and that certain Concession and Service Agreement between Manager and AHTRST Concessions, LLC, a Delaware limited liability company (“San Antonio Concession Agreement”; together with the San Antonio Management Agreement,  the Atlanta Management Agreement and the Jacksonville Management Agreement, individually or collective, as the context may require, the “Management Agreement”). Lender’s consent herein is conditioned on Manager entering into an Assignment of Management Agreement with Lender for each Management Agreement.  For purposes of the Loan Documents, from and affect the Effective Date, “Manager” shall mean each of Aimbridge Hospitality, LLC, a Delaware limited liability company and AHTRST Concessions, LLC, a Delaware limited liability company, or such other entity selected as the manager of the Property in accordance with the terms of the Loan Documents and “Management Agreement” shall mean each Management Agreement defined in this section III.A. hereof in addition to or any replacement management agreement entered into by and between Borrower and any Manager in accordance with the terms of the Loan Documents, pursuant to which Manager is to provide management and other services with respect to the Property.

III.	Representations, Warranties and Covenants.

A.

As of the Effective Date and in accordance with Section 1 of this Agreement, Borrower and Guarantor each represents, warrants and covenants that (i) each of the representations and warranties of Borrower and Guarantor contained in the respective Loan Documents is true, complete and correct in all material respects as of the Effective Date, (ii) it is in compliance with all of the terms applicable to it under the Loan Documents and (iii) no Default or Event of Default exists.

B.

As of the Effective Date Borrower and Guarantor each hereby acknowledges that, except as expressly set forth herein, nothing contained herein shall be construed to relieve Borrower or Guarantor from any of their respective obligations under the Note, the Security Instrument, the Loan Agreement, the Guaranty, the Environmental Indemnity or the other Loan Documents.

C.

As of the Effective Date, each of Borrower and Guarantor, on its own behalf and not on behalf of the other, represents, warrants and covenants that it has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed.

IV.	Release of Claims and Indemnity.
A.

As a material inducement to Lender to enter into this Agreement and to grant the additional concessions to the Borrower Parties reflected herein, all in accordance with and subject to the terms and conditions of this Agreement, and all of which are to the direct advantage and benefit of the Borrower Parties, each Borrower Party, on its own behalf and on behalf of each of their respective past, present, and future predecessors, successors, heirs, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers, and any other individuals and entities claiming or acting by, through, under, or in concert with any of the Borrower Parties (collectively, the “Borrower Party Releasors”), hereby fully and forever release, relinquish, remise, discharge, satisfy and acquit Lender (including any servicer or other agent or representative acting on its behalf) and any of their respective past, present, and future predecessors, heirs, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers, and any other individuals and/or entities claiming or acting by, through, under, or in concert with each such entity or individual (the “Lender Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, indebtedness, debts, bonds, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action of any nature whatsoever, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description, or character whatsoever, arising directly or indirectly, either now accrued or hereafter maturing and whether known or unknown, which any Borrower Party now has by reason of any matter, cause or thing, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Loan, the Loan Documents and/or the indebtedness evidenced thereby, including, the administration thereof, (ii) the Property, (iii) Lender Releasees’ acts, statements, conduct, representations, and/or omissions made in connection therewith, including, without limitation, the disbursement of funds from any and all escrows, reserves, and/or accounts, or any election of Lender to refrain from any such disbursements, and the negotiation of this Agreement, (iv) any other relationship, agreement or transaction between Borrower Party Releasors and Lender Releasees, and (v) any existing fact, matter, transaction, or event relating thereto, whether known or unknown, suspected or unsuspected, whether liquidated or unliquidated, each as though fully set forth herein at length (collectively, the “Released Claims”, or individually the “Released Claim”); provided, however, that nothing herein shall be construed to obligate any of the Borrower Party Releasors to release any Released Claims against the Lender Releasees to the extent any such Released Claims arose out of or in connection with Lender’s willful misconduct or gross negligence.

B.

Borrower Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the Borrower Party Releasors do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower Party Releasors hereby agree, represent, and warrant to Lender Releasees that Borrower Party Releasors realize and acknowledge that factual matters presently existing but unknown as of the Effective Date may have given rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which are presently unknown, unanticipated, and unsuspected, and Borrower Party Releasors further agree, represent, and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower Party Releasors nevertheless hereby intend to release, discharge, and acquit the Lender Releasees from any such presently existing but unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses which are in any manner set forth in or related to the Loan, the Loan Documents, the Property, and all dealings first occurring on or prior to the Effective Date in connection therewith.

C.

Borrower Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Lender (including any servicer or other agent or representative acting on its behalf including, without limitation, Servicer) or any affiliate of any of them in making the foregoing release, except as specifically set forth herein or in the other Loan Documents.

D.

Borrower Party Releasors represent and warrant to Lender that Borrower Party Releasors have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower Party Releasor agrees to indemnify, protect, defend, and hold each of the Lender Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

E.

Each Borrower Party each hereby agrees to indemnify, defend and hold Lender and each of its agents, servicers, predecessors, successors and assigns harmless against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with this Agreement.  Each Borrower Party hereby acknowledges that the obligations set forth in this paragraph obligate each such Borrower Party even if the liabilities, obligations, losses, penalty, fines, claims, suits or other proceedings and costs and expenses arose out of a claim, cause of action, or suit that is based on or alleged to be based on Lender’s negligence or strict liability of Lender; provided, however, that nothing herein shall be construed to obligate any Borrower Party to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.

V.	Electronic Signatures.
A.

Borrower, Guarantor and Lender consents to do business electronically in connection with this Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

B.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any notice issued in connection herewith shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility into evidence and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, Uniform Real Property Electronic Recording Act (“URPERA”), if applicable, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act or any other similar state laws based on the Uniform Electronic Transactions Act, if applicable; provided that nothing herein shall require Borrower, Guarantor or Lender to accept Electronic Signatures in any form or format without its prior written consent, which consent can be withheld in its sole discretion. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

C.

Without limiting the generality of the foregoing, Borrower, Guarantor and Lender hereto hereby (i) agree that, for all purposes electronic images of this Agreement (with respect to the signature pages hereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original and (ii) waive any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signatures hereon.

D.

Even though Borrower, Guarantor and Lender agree that such Electronic Signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by any of Borrower, Guarantor or Lender in its sole discretion to promptly deliver to any such requesting party the requested original document bearing an original manual signature, (i) in order to reduce the risk of fraud, comply with potentially applicable regulations, (ii) to the extent required or advisable to be delivered in connection with any program made available to Borrower,  Guarantor or Lender or any of their respective affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body, (iii) to the extent required pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or as otherwise as required by applicable law, rule or regulation or compulsory legal process, or as requested by a governmental and/or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), or (iv) for other operational or risk management purposes.

VI.	Miscellaneous.
A.

In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Note, the Security Instrument, the Loan Agreement, the Guaranty, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement, and the other Loan Documents, the terms, covenants and provisions of this Agreement shall control.

B.

This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

C.	This Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor and Lender and their respective successors and assigns.
D.

This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.  Any counterpart delivered by facsimile or electronic means shall be binding as though the same were an original counterpart hereto.

E.	If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
F.	This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York without regard to choice of law rules.
G.	It is the intention and understanding of the parties hereto that this Agreement shall act as a modification of the Loan and that this Agreement shall not act as a novation of such Loan.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed and delivered this Agreement on the Effective Date.

BORROWER:

CDOR SAN SPRING, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:  VP

CDOR JAX COURT, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

CDOR ATL INDY, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

[signatures continue on next page]

Condor Portfolio

First Loan Modification Agreement

TRS SAN SPRING, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

TRS JAX COURT, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

TRS ATL INDY, LLC, a Delaware limited liability company

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

[signatures continue on next page]

Condor Portfolio

First Loan Modification Agreement

GUARANTOR:

CONDOR HOSPITALITY TRUST, INC., a Maryland corporation

By:/s/ Arinn Cavey

Name: Arinn Cavey

Title:   VP

[signatures continue on next page]

Condor Portfolio

First Loan Modification Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ John G. Nicol

      Name: John G. Nicol

Title:   Managing Director

Condor Portfolio

First Loan Modification Agreement

Exhibit A

[to be attached]

SCHEDULE V
AMORTIZATION SCHEDULE - LOAN MODIFICATION

30 Year Amortization at a 4.443% rate. Equates to a fixed monthly payment of $133,375.60.
Month	Start	End	Principal Balance	Principal Payment
1	11/01/2017	12/01/2017	26,500,000.00	$35,259.35
2	12/01/2017	1/01/2018	26,464,740.65	$32,123.71
3	1/01/2018	2/01/2018	26,432,616.94	$32,246.61
4	2/01/2018	3/01/2018	26,400,370.33	$42,144.72
5	3/01/2018	4/01/2018	26,358,225.61	$32,531.23
6	4/01/2018	5/01/2018	26,325,694.38	$35,904.72
7	5/01/2018	6/01/2018	26,289,789.66	$32,793.06
8	6/01/2018	7/01/2018	26,256,996.60	$36,159.07
9	7/01/2018	8/01/2018	26,220,837.53	$33,056.86
10	8/01/2018	9/01/2018	26,187,780.67	$33,183.33
11	9/01/2018	10/01/2018	26,154,597.34	$36,538.20
12	10/01/2018	11/01/2018	26,118,059.14	$33,450.08
13	11/01/2018	12/01/2018	26,084,609.06	$36,797.33
14	12/01/2018	1/01/2019	26,047,811.73	$33,718.84
15	1/01/2019	2/01/2019	26,014,092.89	$33,847.85
16	2/01/2019	3/01/2019	25,980,245.04	$43,596.53
17	3/01/2019	4/01/2019	25,936,648.51	$34,144.14
18	4/01/2019	5/01/2019	25,902,504.37	$37,471.58
19	5/01/2019	6/01/2019	25,865,032.79	$34,418.14
20	6/01/2019	7/01/2019	25,830,614.65	$37,737.75
21	7/01/2019	8/01/2019	25,792,876.90	$34,694.20
22	8/01/2019	9/01/2019	25,758,182.70	$34,826.94
23	9/01/2019	10/01/2019	25,723,355.76	$38,134.88
24	10/01/2019	11/01/2019	25,685,220.88	$35,106.09
25	11/01/2019	12/01/2019	25,650,114.79	$38,406.05
26	12/01/2019	1/01/2020	25,611,708.74	$35,387.34
27	1/01/2020	2/01/2020	25,576,321.40	$35,522.73
28	2/01/2020	3/01/2020	25,540,798.67	$41,962.95
29	3/01/2020	4/02/2020	25,498,835.72	$35,819.18
30	4/02/2020	5/01/2020	25,463,016.54
31	5/01/2020	6/01/2020	25,463,016.54
32	6/01/2020	7/01/2020	25,463,016.54
33	7/01/2020	8/01/2020	25,463,016.54
34	8/01/2020	9/01/2020	25,463,016.54
35	9/01/2020	10/01/2020	25,463,016.54
36	10/01/2020	11/01/2020	25,463,016.54	$36,825.86

37	11/01/2020	12/01/2020	25,426,190.68	$40,076.72
38	12/01/2020	1/01/2021	25,386,113.96	$37,120.09
39	1/01/2021	2/01/2021	25,348,993.87	$37,262.11
40	2/01/2021	3/01/2021	25,311,731.76	$46,692.18
41	3/01/2021	4/01/2021	25,265,039.58	$37,583.31
42	4/01/2021	5/01/2021	25,227,456.27	$40,812.53
43	5/01/2021	6/01/2021	25,186,643.74	$37,883.24
44	6/01/2021	7/01/2021	25,148,760.50	$41,103.90
45	7/01/2021	8/01/2021	25,107,656.60	$38,185.44
46	8/01/2021	9/01/2021	25,069,471.16	$38,331.54
47	9/01/2021	10/01/2021	25,031,139.62	$41,539.40
48	10/01/2021	11/01/2021	24,989,600.22	$38,637.12
49	11/01/2021	12/01/2021	24,950,963.10	$41,836.25
50	12/01/2021	1/01/2022	24,909,126.85	$38,945.00
51	1/01/2022	2/01/2022	24,870,181.85	$39,094.00
52	2/01/2022	3/01/2022	24,831,087.85	$48,353.12
53	3/01/2022	4/01/2022	24,782,734.73	$39,428.57
54	4/01/2022	5/01/2022	24,743,306.16	$42,605.10
55	5/01/2022	6/01/2022	24,700,701.06	$39,742.42
56	6/01/2022	7/01/2022	24,660,958.64	$42,909.99
57	7/01/2022	8/01/2022	24,618,048.65	$40,058.64
58	8/01/2022	9/01/2022	24,577,990.01	$40,211.90
59	9/01/2022	10/01/2022	24,537,778.11	$43,366.07
60	10/01/2022	11/01/2022	24,494,412.04	$24,494,412.04

				$26,500,000.00